SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2013

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 1, 2013, the Board of Directors of ITEX Corporation (the “Company”) increased the size of the Board from four to five directors and appointed Mr. Kevin Callan as a Director to fill the resulting vacancy, effective March 8, 2013, with a term expiring at the next annual meeting of stockholders. Mr. Callan will initially serve on each of the Company’s Audit, Compensation, and Nominating and Corporate Governance Committees.

Mr. Callan, 57, has been the Executive Director of the Washington State Major League Baseball Stadium Public Facilities District since 2000, and served as the Director of Finance and Administration during the construction phase of Safeco Field. Since 2001 he has served as the Chief Financial Officer of a collection of light manufacturing and distribution companies owned by PT Foley and located in Washington, Oregon and Nevada. Portfolio companies include Dynamic Isolation Systems, Inc., Scougal Rubber Corp and Blaser Die Casting Co., and Mr. Callan is responsible for accounting, financial reporting, real estate management and treasury functions. From 1990 to 1996 Mr. Callan was Chief Financial Officer of the Robison Construction Group. Mr. Callan brings to our Board more than 25 years of executive experience in financial management, operations, corporate development and strategic planning in various companies. Mr. Callan holds a B.S. in Business Administration concentrating in Accounting from Oregon State University, and is a Certified Public Accountant.

Mr. Callan will be compensated for his service on the Board of Directors by (i) a cash retainer of $8,000; and (ii) a grant of 5,000 shares of restricted common stock offered pursuant to the ITEX Corporation 2004 Equity Incentive Plan.  In addition, Mr. Callan is eligible to enter into an Indemnification Agreement with the Company, the form of which is attached to this report as Exhibit 10.1.   Other than as described herein, there are no arrangements or understandings between Mr. Callan and any other persons pursuant to which Mr. Callan was selected as Director of the Company.  There are no family relationships between Mr. Callan and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On March 1, 2013, the Compensation Committee of the Board of Directors approved, and John Wade, Chief Financial Officer, entered into an Employee Change in Control Agreement, the form of which is filed as Exhibit 10.16 to the Company’s Form 10-Q filed on March 3, 2008, and incorporated herein by reference.

On March 1, 2013, the Compensation Committee of the Board of Directors approved, and each of the current directors entered into an Indemnification Agreement with the Company, the form of which is attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation (Registrant)

Date: March 7, 2013

	By:	/s/ Steven White
Steven White Chief Executive Officer